SNYDER & HALLER, P.C.
CERTIFIED PUBLIC ACCOUNTANTS






February 16, 2006




Securities and Exchange Commission
100 F Street, N.W.
Washington, DC 20549



Ladies and Gentlemen:

We have reviewed the disclosures made by PSB Holdings, Inc. (the "Company") in its current report on Form 8-K which is to be filed today with the Securities and Exchange Commission ("SEC").

Pursuant to Item 304(a)(3) of Regulation S-B, we are required to furnish the Company with a letter addressed to the SEC stating whether or not we agree with the statements made by the Company in the Form 8-K regarding our replacement as the independent registered public accounting firm of the Company and, if not, stating the respects in which we do not agree.

We agree with the statements made by the Company with respect to us in Item 4.01(a) of the Form 8-K regarding our replacement as the independent registered public accounting firm of the Company.


                                            Very truly yours,

                                            /s/ Snyder & Haller, P.C.

                                            Snyder & Haller, P.C.




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